EXHIBIT 23.1

                          Independent Auditor's Consent


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8, file numbers 333-66340 and 333-111920 of our report dated March 31, 2003, relating to the financial statements of NetView Technologies, Inc. appearing in the Form 10-KSB for the year ended December 31, 2002.

                                      /s/Gerald R. Hendricks & Company, P.C.
Westminster, Colorado
November 5, 2004